Exhibit 99.1
Encore Capital Group Announces Fourth Quarter and Full-Year 2020 Financial Results
•Encore delivers records for collections, revenues and earnings for the year
•GAAP net income of $212 million in 2020, up 26%
•GAAP EPS of $6.68 in 2020, up 25%
•New global funding structure already delivering benefits, including lower cost of funds
•Leverage reduction continues, down to 2.4x at year-end from 2.7x a year ago

SAN DIEGO, February 24, 2021 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2020.

“We continued to execute on our strategy in 2020, delivering strong results and accomplishing a number of key initiatives despite the global COVID-19 pandemic,” said Ashish Masih, Encore’s President and Chief Executive Officer. “After adjusting to the realities of a changing world, we delivered strong returns while achieving new highs for collections, revenues and earnings. We also made significant progress on each of our key strategic pillars, which include concentrating on our most valuable markets with the highest risk-adjusted returns, innovating to continually enhance our competitive advantages and continuing to optimize our balance sheet. In particular, we successfully implemented our global funding structure in September and are now financed by one of the best, most flexible balance sheets in our industry.”

“In the U.S., we improved our operating leverage by growing collections to a record level while reducing our costs through our operational innovation, increased productivity and by driving a higher proportion of collections through our cost-efficient call center and digital channel. At the same time, we deployed capital at the highest purchase multiples we have seen in years.”

“In Europe, our focus on operating efficiency and expense management in 2020 enabled us to deliver continued solid profitability despite the pressure on European economies caused by the pandemic. After enduring a challenging first half of the year, our collections performance in Europe improved substantially through the remainder of 2020.”

“Overall, in the fourth quarter we continued to deliver strong earnings and operating results while leveraging our new funding structure to reduce our cost of capital. We refinanced $840 million of our bonds at significantly better pricing, saving millions of dollars of interest expense and lengthening our debt maturity profile.”

“We are off to a good start as we begin 2021 and we remain very optimistic about our future. In the new year, we expect to continue to deliver strong earnings and also what we believe are the highest returns in our industry. As a result of years of focused effort and our accomplishments in 2020, we are well positioned financially and operationally for the opportunities that lie ahead,” said Masih.

Encore Capital Group, Inc.

Financial Highlights for the Full Year of 2020:

	Year Ended December 31,
(in thousands, except percentages, earnings per share and leverage ratio)	2020	2019	Change
Total collections	$2,111,848	$2,026,928	4%
Total revenues	$1,501,400	$1,397,681	7%
Portfolio purchases(1)	$659,872	$999,858	(34)%
Estimated Remaining Collections (ERC)	$8,525,984	$7,825,474	9%
Total operating expenses	$967,838	$951,336	2%
GAAP net income attributable to Encore(2)	$211,848	$167,869	26%
GAAP earnings per share(2)	$6.68	$5.33	25%
Adjusted net income(2)	$245,795	$187,288	31%
Economic earnings per share(2)	$7.75	$5.95	30%
Leverage Ratio(3)	2.4x	2.7x	-0.3x
__________________
(1)Includes U.S. purchases of $543.0 million and $681.8 million, Europe purchases of $116.9 million and $306.5 million, and other geography purchases of $0 and $11.6 million in 2020 and 2019, respectively.
(2)Negatively impacted by $50.5 million of expenses ($40.0 million after tax), or $1.26 per share, related to establishing the company’s global funding structure as well as refinancing transactions in 2020.
(3)Leverage ratio is the ratio of Net Debt to (Adjusted EBITDA + collections applied to principal balance), the industry standard for leverage.

Financial Highlights for the Fourth Quarter of 2020:

	Three Months Ended December 31,
(in thousands, except percentages and earnings per share)	2020	2019	Change
Total collections	$536,606	$498,799	8%
Total revenues	$382,610	$347,794	10%
Portfolio purchases(1)	$127,689	$234,916	(46)%
Total operating expenses	$258,397	$234,584	10%
GAAP net income attributable to Encore(2)	$37,320	$43,085	(13)%
GAAP earnings per share(2)	$1.17	$1.36	(14)%
Adjusted net income(2)	$41,305	$49,233	(16)%
Economic earnings per share(2)	$1.30	$1.56	(17)%
__________________
(1)Includes U.S. purchases of $91.8 million and $154.5 million, and Europe purchases of $35.9 million and $80.5 million in Q4 2020 and Q4 2019, respectively.
(2)Negatively impacted by $26.0 million of expenses ($21.0 million after tax), or $0.66 per share, related to refinancing transactions in Q4 2020.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 24, 2021, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 4425965. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.
FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$189,184	$192,335
Investment in receivable portfolios, net	3,291,918	3,283,984
Deferred court costs, net	—	100,172
Property and equipment, net	127,297	120,051
Other assets	349,162	329,223
Goodwill	906,962	884,185
Total assets	$4,864,523	$4,909,950
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$215,920	$223,911
Borrowings	3,281,634	3,513,197
Other liabilities	146,893	147,436
Total liabilities	3,644,447	3,884,544
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 31,345 shares and 31,097 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	313	311
Additional paid-in capital	230,440	222,590
Accumulated earnings	1,055,668	888,058
Accumulated other comprehensive loss	(68,813)	(88,766)
Total Encore Capital Group, Inc. stockholders’ equity	1,217,608	1,022,193
Noncontrolling interest	2,468	3,213
Total equity	1,220,076	1,025,406
Total liabilities and equity	$4,864,523	$4,909,950

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$2,223	$34
Investment in receivable portfolios, net	553,621	539,596
Other assets	5,127	4,759
Liabilities
Borrowings	478,131	464,092
Other liabilities	37	—

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Revenue from receivable portfolios	$339,576	$329,418	$1,374,717	$1,269,288
Changes in expected current and future recoveries	9,449	—	7,246	—
Servicing revenue	32,701	29,128	115,118	126,527
Other revenues	884	9,301	4,319	9,974
Total revenues	382,610	367,847	1,501,400	1,405,789
Net allowances on receivable portfolios		(20,053)		(8,108)
Total revenues, adjusted by net allowances		347,794		1,397,681
Operating expenses
Salaries and employee benefits	98,232	91,666	378,176	376,365
Cost of legal collections	75,053	53,224	239,071	202,670
General and administrative expenses	35,159	37,921	149,113	148,256
Other operating expenses	25,417	23,520	108,944	108,433
Collection agency commissions	13,192	16,960	49,754	63,865
Depreciation and amortization	11,344	11,293	42,780	41,029
Goodwill impairment	—	—	—	10,718
Total operating expenses	258,397	234,584	967,838	951,336
Income from operations	124,213	113,210	533,562	446,345
Other (expense) income
Interest expense	(51,393)	(53,515)	(209,356)	(217,771)
Loss on extinguishment of debt	(25,963)	—	(40,951)	(8,989)
Other income (expense)	854	(2,577)	(357)	(18,343)
Total other expense	(76,502)	(56,092)	(250,664)	(245,103)
Income before income taxes	47,711	57,118	282,898	201,242
Provision for income taxes	(10,499)	(13,886)	(70,374)	(32,333)
Net income	37,212	43,232	212,524	168,909
Net loss (income) attributable to noncontrolling interest	108	(147)	(676)	(1,040)
Net income attributable to Encore Capital Group, Inc. stockholders	$37,320	$43,085	$211,848	$167,869

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.18	$1.38	$6.74	$5.38
Diluted	$1.17	$1.36	$6.68	$5.33

Weighted average shares outstanding:
Basic	31,500	31,233	31,427	31,210
Diluted	31,826	31,612	31,710	31,474

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2020	2019	2018
Operating activities:
Net income	$212,524	$168,909	$109,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,780	41,029	41,228
Expense related to financing	51,117	3,523	11,710
Other non-cash interest expense, net	23,639	30,299	38,549
Stock-based compensation expense	16,560	12,557	12,980
Deferred income taxes	11,898	22,339	16,814
Goodwill impairment	—	10,718	—
Changes in expected current and future recoveries	(7,246)	—	—
Provision for (reversal of) allowances on receivable portfolios, net	—	8,108	(41,473)
Other, net	16,260	9,794	(7,016)
Changes in operating assets and liabilities
Deferred court costs	—	(3,646)	(17,701)
Other assets	8,980	29,025	(17,925)
Prepaid income tax and income taxes payable	(27,693)	(25,678)	24,284
Accounts payable, accrued liabilities and other liabilities	(35,955)	(62,244)	15,605
Net cash provided by operating activities	312,864	244,733	186,791
Investing activities:
Purchases of receivable portfolios, net of put-backs	(644,048)	(1,035,130)	(1,131,095)
Collections applied to investment in receivable portfolios, net	737,131	757,640	809,688
Purchases of property and equipment	(34,600)	(39,602)	(67,475)
Proceeds from sale of portfolios	—	107,937	—
Other, net	24,343	6,822	(8,634)
Net cash provided by (used in) investing activities	82,826	(202,333)	(397,516)
Financing activities:
Payment of loan and debt refinancing costs	(82,455)	(11,586)	(23,286)
Proceeds from credit facilities	1,820,634	603,634	942,186
Repayment of credit facilities	(2,290,822)	(586,429)	(571,144)
Proceeds from senior secured notes	1,313,385	454,573	—
Repayment of senior secured notes	(1,033,765)	(470,768)	(91,578)
Proceeds from issuance of convertible and exchangeable senior notes	—	100,000	172,500
Repayment of convertible senior notes	(89,355)	(84,600)	—
Payment for the purchase of PECs and noncontrolling interest	—	—	(234,101)
Other, net	(40,822)	(24,594)	(28,200)
Net cash (used in) provided by financing activities	(403,200)	(19,770)	166,377
Net (decrease) increase in cash and cash equivalents	(7,510)	22,630	(44,348)
Effect of exchange rate changes on cash and cash equivalents	4,359	12,287	(10,373)
Cash and cash equivalents, beginning of period	192,335	157,418	212,139
Cash and cash equivalents, end of period	$189,184	$192,335	$157,418

Supplemental disclosures of cash flow information:
Cash paid for interest	$169,553	$178,948	$198,797
Cash paid for income taxes, net of refunds	88,816	43,973	5,734
Supplemental schedule of non-cash investing and financing activities:
Stock consideration for the Cabot Transaction	$—	$—	$180,559
Investment in receivable portfolios transferred to real estate owned	2,214	5,058	4,701
Property and equipment acquired through finance leases	3,276	5,299	3,283

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$37,320	$1.17	$43,085	$1.36
Adjustments:
Convertible and exchangeable notes non-cash interest and issuance cost amortization	3,239	0.10	3,930	0.13
Acquisition, integration and restructuring related expenses(1)	22	—	704	0.02
Amortization of certain acquired intangible assets(2)	1,803	0.06	1,659	0.05
Change in tax accounting method(3)	—	—	1,245	0.04
Income tax effect of the adjustments(4)	(1,079)	(0.03)	(1,390)	(0.04)
Adjusted net income attributable to Encore	$41,305	$1.30	$49,233	$1.56
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
(3)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
(4)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Year Ended December 31,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$211,848	$6.68	$167,869	$5.33
Adjustments:
CFPB settlement fees(1)	15,009	0.47	—	—
Convertible and exchangeable notes non-cash interest and issuance cost amortization	14,444	0.46	15,501	0.50
Acquisition, integration and restructuring related expenses(2)	4,962	0.16	7,049	0.22
Amortization of certain acquired intangible assets(3)	7,010	0.22	7,017	0.22
Loss on Baycorp Transaction(4)	—	—	12,489	0.40
Goodwill impairment(4)	—	—	10,718	0.34
Net gain on fair value adjustments to contingent considerations(5)	—	—	(2,300)	(0.07)
Change in tax accounting method(6)	—	—	(7,825)	(0.25)
Income tax effect of the adjustments(7)	(7,478)	(0.24)	(23,230)	(0.74)
Adjusted net income attributable to Encore	$245,795	$7.75	$187,288	$5.95
________________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
(4)The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(6)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
(7)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations. We recognized approximately $17.5 million, or $0.55 per diluted share, in tax benefit as a result of the sale of Baycorp, which is included in this income tax adjustment during the year ended December 31, 2019.

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net income, as reported	$37,212	$43,232	$212,524	$168,909
Adjustments:
Interest expense	51,393	53,515	209,356	217,771
Loss on extinguishment of debt	25,963	—	40,951	8,989
Interest income	(444)	(843)	(2,397)	(3,693)
Provision for income taxes	10,499	13,886	70,374	32,333
Depreciation and amortization	11,344	11,293	42,780	41,029
CFPB settlement fees(1)	—	—	15,009	—
Stock-based compensation expense	3,371	3,145	16,560	12,557
Acquisition, integration and restructuring related expenses(2)	22	704	4,962	7,049
Loss on sale of Baycorp(3)	—	—	—	12,489
Goodwill impairment(3)	—	—	—	10,718
Net gain on fair value adjustments to contingent considerations(4)	—	—	—	(2,300)
Adjusted EBITDA	$139,360	$124,932	$610,119	$505,851
Collections applied to principal balance(5)	$192,448	$189,434	$740,350	$765,748
________________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(4)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(5)For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP total operating expenses, as reported	$258,397	$234,584	$967,838	$951,336
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(45,054)	(42,373)	(182,930)	(173,190)
CFPB settlement fees(2)	—	—	(15,009)	—
Stock-based compensation expense	(3,371)	(3,145)	(16,560)	(12,557)
Acquisition, integration and restructuring related operating expenses(3)	(22)	(704)	(154)	(7,049)
Goodwill impairment(4)	—	—	—	(10,718)
Net gain on fair value adjustments to contingent considerations(5)	—	—	—	2,300
Adjusted operating expenses related to portfolio purchasing and recovery business	$209,950	$188,362	$753,185	$750,122
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(4)The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million that is included in operating expenses during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore, adjusting for the expense enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.